UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 25, 2013

Ally Financial Inc.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-3754	38-0572512
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Renaissance Center P.O. Box 200 Detroit, Michigan 48265-2000
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (866) 710-4623

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2013, chief financial officer James Mackey notified Ally Financial Inc. (“Ally”) that he would depart the company for another career opportunity, effective November 8, 2013.

Ally subsequently appointed Christopher Halmy, corporate treasurer, as chief financial officer, effective November 8, 2013. Halmy will report to Jeffrey Brown, senior executive vice president of finance and corporate planning, and have responsibility for the oversight of the finance and treasury activities at the company.

Halmy, 45, joined Ally in 2009 as the structured funding executive and was named corporate treasurer in 2011. In that role, Halmy had responsibility for the oversight of all treasury activities, including funding and balance sheet management. Prior to joining Ally, Halmy served in a number of treasury positions at Bank of America, and prior to that, he held treasury, finance and accounting positions at MBNA America, N.A., Merrill Lynch & Co., JP Morgan & Co. and Deloitte & Touche. Halmy is also a certified public accountant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ally Financial Inc. (Registrant)
Date:	September 30, 2013	By:	/s/ David J. DeBrunner
			Name:	David J. DeBrunner
			Title:	Vice President, Chief Accounting Officer and Controller

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